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                 TRUST NORTHERN FOR A LIFETIME OF INVESTING           (SM)
                                                              NORTHERN
                                                                FUNDS



May 12, 2003


Dear Shareholder:

We recently mailed to you proxy materials relating to the Special Meeting of Shareholders of the Northern Global Communications Fund, scheduled for June 19, 2003. YOUR VOTE FOR THIS MEETING HAS NOT YET BEEN RECEIVED.

Your vote is very important to us. We encourage you to utilize one of the following options today for recording your vote promptly:

- VOTE BY TELEPHONE. You may cast your vote by telephone by calling toll-free 800/690-6903. Have the control number found on your proxy card ready when prompted.

- VOTE THROUGH THE INTERNET. You can vote online at WWW.PROXYWEB.COM using the control number on your proxy card.

- VOTE BY MAIL. Just sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.

For the reasons set forth in the proxy materials previously delivered to you, YOUR FUND TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PLAN OF REORGANIZATION.

If you require a copy of the Fund's Proxy Statement/Prospectus or if you have questions about the proposals being voted on, please call your Northern Trust Relationship Manager, or contact the Northern Funds Center at 800/595-9111 weekdays from 7:00 a.m. to 7:00 p.m. Central time.

Sincerely,



Lloyd A. Wennlund
President

enc

                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.


50 South LaSalle Street, P.O. Box 75986, Chicago, Illinois 60675 P 800-595-9111
                               W northernfunds.com
      NORTHERN FUNDS DISTRIBUTORS, LLC, NOT AFFILIATED WITH NORTHERN TRUST